U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

405 Lexington Avenue, 26th Floor
New York, NY 10174
(Address of principal executive offices)

Telephone: (917) 368-8480
Facsimile: (917) 368-8005
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

During the fourth quarter of 2016, we reported that we had received a notice from the Debt Enforcement Authority Zug (the “Authority”) on behalf of the Canton of Zug, Switzerland, relating to a possible seizure of the assets of our SPOAG subsidiary.  The basis for the notice of seizure was SPOAG’s failure to pay payroll taxes and social security obligations owing to the Canton of Zug included in the obligations referred to above.  Within the next two weeks, we were advised by our Swiss counsel that the Authority had agreed to a revised payment schedule for the payment of the overdue payroll taxes, with payments by SPOAG to be made before December 31, 2016. We did not make scheduled payments and, as a result, the Authority rejected the plan.

 As disclosed in Note 10 to our consolidated financial statements for the quarter ended March 31, 2017 as included in our Form 10-Q for that quarter filed on May 23, 2017 (the “March 31 Form 10-Q”), the unpaid balance of this liability was approximately $256,000 and was included in accounts payable and other current liabilities in the accompanying unaudited consolidated balance sheets as of March 31, 2017.

 On May 24, 2017, we reported that we had received an additional notice from the Authority on behalf of the Canton of Zug. The notice required that we present ourselves on June 1, 2017 to permit the seizure of the assets of SPOAG. The principal assets of SPOAG are the international patents which cover our SurePure Photopurification Technology in all countries other than South Africa. If we were to be divested of ownership of these patents, then the new holder of the patents could bring legal proceedings to force us to cease manufacturing or selling products that use our technology until the patents expire in October 2020. As a result, we would likely be forced to cease operations.

 On May 30, 2017 we secured $100,000 funding in exchange for the issuance of 1,250,000 share of our Common Stock. We applied a portion of these funds to make the payment of the 2015 balance of approximately $25,000 which was to have been paid to the Authority on or before March 30, 2017. Through our Swiss Counsel, we held discussions with the Authority and we were informed that the Authority had agreed to withdraw the seizure notice received on May 22, 2017. Additionally we had been informed that the remaining amounts due to the tax authority of approximately $125,000 were to be paid by June 15, 2017, failing which the Authority would issue a new notice of seizure.

 On May 24 2017, we reported that we had also been advised by the Swiss social security fund that, unless we bring the past due contributions up to date by May 31, 2017, SPOAG’s registration with this fund will be terminated. SPOAG will then be in contravention of local laws and regulations in this regard and may become subject to additional penalties. We applied a portion of the funds received on May 30, 2017 to settle the amount due as at December 31, 2016. Additionally, we have been informed that the remaining amounts due to the fund of approximately $20,000 were to be paid by June 15, 2017, failing which the fund would cancel SPOAG’s registration.

Although we reported on June 2, 2017 that both the Social Security Fund and the Tax department had advised that there would be no leniency regarding late contributions going forward and, should SPOAG not keep its payments up to date, immediate action would be taken, through discussions between SPOAG’s Swiss counsel and the various parties, SPOAG was able to obtain leniency until June 30, 2017.

On June 29, 2017 we were advised by the Swiss counsel to SPOAG that the authority had advised that there was a past due amount due to the Ausgleichskasse Zug of approximately CHF 55,000 (approximately $55,000), which was reflected in the current liabilities as of March 30, 2017 as set out in our March 31 Form 10-Q.

On August 28, 2017, we received an additional notice from the Authority on behalf of the Ausgleichskasse Zug. The notice required that we make immediate payment for certain additional past due amounts relating to Swiss Social Security payments due by SPOAG. These amounts were due to be paid in December 2016 and SPOAG has been unable to make the required payments to date.

On October 31, we and our Swiss counsel presented ourselves on request of the Authority in Cham, Switzerland to provide certain information relating to the assets of SPOAG. We were requested to make an arrangement for a further meeting with the Authority in Zug, Switzerland. We have held further discussions with the Authority in Zug but as of December 19, 2017 have been unable to secure the necessary funds for the payment of these amounts. Whilst we have requested through our Swiss Counsel a deferment of the proceedings to sieze the assets of SPOAG, there is no certainty that we will be successful in achieving such deferment.

The principal assets of SPOAG are the international patents which covers our SurePure Photopurification Technology. If we were to be divested of ownership of these patents, then the new holder of the patents could bring legal proceedings to force us to cease manufacturing or selling products that use our technology until the patents expire in October 2020. As a result, we would likely be forced to cease operations.

In addition to the items noted above, and as reflected in as set out in our June 30 Form 10-Q, the company has significant Current Liabilities. Many of these liabilities are of a significant age and continued requests for payment and threats of legal action have been made by the Company’s creditors. Whilst threated, no additional legal actions have been formally lodged against the company at this stage.

As of December 19, 2017 the Company has not filed its Form 10-Q for the quarter ended September 30, 2017. The Company has been notified by the OTC Markets that should the filing not be made by January 2, 2018 the Company would be downgraded to OTC Pink. A downgrade to OTC Pink may impact the tradeability of the stock.

Whilst the company continues to have discussion with current and prospective investors, to date we have been unsucessfull in raising significant additional funds to support the business. As noted in our Form 10-Q this has resulted in significant Current Liabilities, defaults on Convertible notes and non payment of key staff and consultants for significant periods of time. Additionally as noted in our June 30 Form 10-Q, we have incurred recurring operating losses and have a working capital deficiency. These conditions, among others, raise substantial doubt about the Company’s ability to meet these payment obligations, and the Company’s ability to continue as a going concern.

For a additional information, investors are referred to our June 30 Form 10-Q. Our SEC reports can be found on our website.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: December 21, 2017	/s/ Guy R. Kebble
Guy R. Kebble
Chief Executive Officer